   As filed with the Securities and Exchange Commission on November 9, 2001
                                                      Registration No. 333-94027
________________________________________________________________________________

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549
                                ______________

                       Post-Effective Amendment No. 1 to
                                   Form S-8
                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933
                              ___________________

                             HEADHUNTER.NET, INC.
            (Exact name of registrant as specified in its charter)

          Georgia                                 333 Research Court, Suite 200                          58-2403177
(State or other jurisdiction of                      Norcross, Georgia 30092                          (I.R.S. Employer
incorporation or organization)                          (770) 349-2400                             Identification Number)
                                        (Address, including zip code, and telephone number,
                                          including area code, of registrant's principal
                                                        executive offices)


            HEADHUNTER.NET, INC. 2000 EMPLOYEE STOCK PURCHASE PLAN

                           (Full title of the Plan)


                              Robert J. McGovern
                     President and Chief Executive Officer
                             HEADHUNTER.NET, INC.
                         333 Research Court, Suite 200
                            Norcross, Georgia 30092
                                (770) 349-2400
  (Name and address, including zip code, and telephone number, including area code, of agent for service)

                                   Copy to:

                             Donald L. Toker, Jr.
                               Hale and Dorr LLP
                        11951 Freedom Drive, Suite 1400
                               Reston, VA 20190

                        DEREGISTRATION OF COMMON STOCK

     On January 3, 2000, HeadHunter.NET, Inc. (the "Company") filed a Registration Statement on Form S-8, Registration No. 333-94027 (the "Registration Statement"), for the sale of 50,000 shares of Common Stock, par value $.01 (the "Common Stock"), of the Company under the HeadHunter.NET, Inc. 2000 Employee Stock Purchase Plan (the "Plan").

     On August 24, 2001, Career Holdings, Inc. ("Career Holdings"), CB Merger Sub, Inc. ("Merger Sub") and the Company entered into an Agreement and Plan of Merger (the "Merger Agreement") providing for the merger pursuant to which Merger Sub would merge with and into the Company, with the Company surviving as a wholly owned subsidiary of Career Holdings (the "Merger"). The Merger became effective on November 7, 2001. Upon consummation of the Merger, each outstanding share of Common Stock was converted, subject to statutory rights of appraisal, into the right to receive $9.25.

     Under the terms of the Merger Agreement, upon consummation of the Merger, all outstanding options under the Plan were cancelled and the Plan was terminated.

     Pursuant to Rule 478(a)(4) under the Securities Act of 1933, as amended (the "Securities Act"), the Registration Statement is hereby amended to remove from registration any of the remaining shares of Common Stock which remain unissued under the Plan.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Reston, Virginia on November 9, 2001.

                              HEADHUNTER.NET, INC.

                              By:   /s/ James A. Tholen
                                   --------------------------------
                              Name: James A. Tholen
                              Title: Vice President

  Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 has been signed below by the following persons in the capacities and on the dates indicated.

Signature                 Title                            Date
---------                 -----                            ----
/s/ Robert J. McGovern    Director, President and Chief    November 9, 2001
----------------------    Executive Officer
Robert J. McGovern        (Principal Executive Officer)


/s/ Daniel J. Finnigan    Director                         November 9, 2001
----------------------
Daniel J. Finnigan


/s/ David D. Hiller       Director                         November 9, 2001
----------------------
David D. Hiller


/s/ James A. Tholen       Director and Vice President      November 9, 2001
-----------------------   (Principal Financial and
James A. Tholen           Accounting Officer)
